Exhibit 31(b)
CERTIFICATION BY CHIEF FINANCIAL OFFICER
I, Mark J. Thomas, certify that:
1.	I have reviewed this amendment no. 1 to the quarterly report on Form 10-Q of Servidyne, Inc.; and

2.	Based on my knowledge, this amendment no. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report.

Date: March 14, 2007	/s/ Mark J. Thomas
Mark J. Thomas
Chief Financial Officer